SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

FIRST INDIANA CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 2, 2007

Dear Shareholder:

The directors and officers of First Indiana Corporation join me in extending to you a cordial invitation to attend the annual meeting of our shareholders. This meeting will be held on Wednesday, April 18, 2007, at 11:00 a.m. EDT, in the Conference Center on the Second Floor of First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana 46204.

The formal notice of this annual meeting and the proxy statement appear on the following pages. The primary business of the meeting will be to consider and vote upon the election of three directors and the transaction of other business which may properly come before the meeting.

We hope that you will attend this meeting. Whether or not you attend, we encourage you to return your proxy promptly in the postpaid envelope provided, or to register your vote via telephone or the Internet. After doing so, you may, of course, vote in person on all matters brought before the meeting.

We look forward to seeing you on April 18.

Sincerely,

Marni McKinney
Chairman

FIRST INDIANA CORPORATION

INDIANAPOLIS, INDIANA

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	11:00 a.m. EDT on Wednesday, April 18, 2007

Place	First Indiana Plaza, Second Floor Conference Center, 135 North Pennsylvania Street, Indianapolis, Indiana 46204

Items of Business	(1) Elect three directors to serve three-year terms

(2) Consider other business which may properly come before the meeting

Adjournments And Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a First Indiana shareholder as of the close of business on February 9, 2007.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. You may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating, and returning your proxy or voting instruction card in the pre-addressed envelope provided, or, in most cases, by using the telephone or the Internet.

By Order of the Board of Directors,

Reagan K. Rick,

Secretary

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about March 8, 2007.

2007 ANNUAL MEETING OF SHAREHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

QUESTIONS AND ANSWERS

PROXY STATEMENT

Why am I receiving these materials?

The board of directors of First Indiana Corporation, an Indiana corporation, is providing these proxy materials for you in connection with First Indiana’s annual meeting of shareholders. The meeting will be held on Wednesday, April 18, 2007. As a shareholder, you are entitled to and requested to vote on the items of business described in this proxy statement.

What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, First Indiana’s board and board committees, the compensation of directors and certain executive officers for fiscal 2006, and other required information.

How may I obtain First Indiana’s 10-K and other financial information?

A copy of our 2006 Annual Report, which includes our 2006 Form 10-K, is enclosed.

Shareholders and prospective investors may request a free copy of our 2006 Annual Report, which includes our 2006 Form 10-K, from:

First Indiana Corporation

Attn: Investor Relations

135 North Pennsylvania Street, Suite 2800

Indianapolis, Indiana 46204

317-269-1395

www.firstindiana.com

How may I request an electronic copy of the proxy materials?

If you wish to receive an electronic copy of the proxy materials in the future, please select the box at the bottom of your proxy card to give consent to receive the proxy electronically. If you have already returned your proxy card, you may send an e-mail to investorrelations@firstindiana.com and include your full name, postal address, and mention that you are requesting e-mail notification. Our proxy, annual report, and other information are also available on our website at www.firstindiana.com under Investor Relations.

VOTING

What am I voting on?

You are voting on the election of three directors: Robert H. McKinney, Robert H. Warrington, and Michael W. Wells.

How do I vote?

Sign and date each proxy card you receive and return the card(s) in the prepaid envelope, or vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card. If you return your signed proxy card(s) but do not indicate your voting preferences, we will vote on your behalf FOR the three director nominees. You have the right to revoke your proxy any time before the meeting by (1) notifying the Corporation’s secretary or (2) returning a later-dated proxy. You also may revoke your proxy by voting in person at the meeting.

How does the board recommend that I vote?

Our board recommends that you vote your shares “FOR” each of the nominees for the board.

Who is entitled to vote?

Shareholders as of the close of business on February 9, 2007, the record date, are entitled to vote. Each shareholder is entitled to one vote for each share of common stock held on the record date. As of the record date, 16,551,124 shares of the Corporation’s common stock were issued and outstanding.

What does it mean if I get more than one proxy card?

It means you hold shares registered in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

What happens if additional matters are presented at the annual meeting?

Other than the election of the three directors described above, we are not aware of any business to be acted upon at the annual meeting. If you grant a proxy, the persons named as the proxy holders, Gerald L. Bepko, Anat Bird, William G. Mays, and Phyllis W. Minott (all independent directors) will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as the proxy holders will vote your proxy for another candidate or candidates as may be nominated by the board.

What constitutes a quorum?

A majority of the outstanding shares, present in person or represented by proxy.

How many votes are needed for approval?

The Corporation’s bylaws provide that directors will be elected by a plurality of the votes cast at the annual meeting. Consequently, the three nominees receiving the most votes will be elected directors. However, the board of directors has adopted a majority voting principle. This principle provides that in an uncontested election of directors any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election shall promptly resign following certification of the shareholder vote.

Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the three director nominees unless the proxy contains instructions to the contrary. Proxies submitted by brokers that do not indicate a vote for the proposal to elect directors because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called “broker non-votes.” Broker non-votes, abstentions, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

Any other matter to come before the annual meeting will be approved if the votes cast at the annual meeting (in person or represented by proxy) in favor of a proposal exceed the votes opposing the proposal. An abstention, non-vote, or broker non-vote will not change the number of votes cast for or against any matter.

Who will count the vote?

Representatives of National City, our transfer agent, will tabulate the votes and act as inspectors of the election.

Where can I find the voting results of the annual meeting?

We intend to announce the voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2007 to be filed on or about August 9, 2007.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers, or employees in person or by telephone, electronic transmission, or facsimile transmission. We have hired our transfer agent, National City, to distribute and solicit the proxies. We will pay National City a fee of approximately $10,000, plus reasonable expenses, for these services.

STOCK OWNERSHIP

What percentage of stock do the directors and executive officers own?

Together, they own approximately 25.2 percent of the Corporation’s common stock as of the record date. (See “Stock Ownership of Directors, Officers, and Certain Shareholders” in this proxy statement for details.)

Who are the largest principal shareholders?

A group consisting primarily of Robert H. McKinney and Marni McKinney is the single largest shareholder of the Corporation, beneficially owning 3,478,712 shares, or 21.0 percent of the Corporation’s common stock, as of the record date.

When are shareholder proposals and nominations for the 2008 meeting due?

The Corporation’s 2008 annual meeting is anticipated to be held April 16, 2008. To be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by November 11, 2007, to the Corporation’s Secretary at First Indiana Corporation, Attn: Secretary, 135 N. Pennsylvania Street, Suite 2800, Indianapolis, Indiana 46204. In addition, the Corporation’s bylaws provide that any shareholder wishing to nominate a candidate for director or propose other business at the annual meeting must give the Corporation written notice 60 days before the meeting, and the notice must provide certain other information as described in the bylaws. (For additional information regarding the shareholder nomination process, please see “Communications with Independent Directors” in this proxy statement.) Copies of the bylaws are available to shareholders free of charge upon request to the Corporation’s secretary. The persons named in the proxies retain the discretion to vote proxies on matters of which the Corporation is not properly notified at its principal executive offices on or before 60 days before the meeting and also retain this authority under certain other circumstances.

ANNUAL MEETING

Who may attend the annual meeting?

All shareholders as of the record date may attend. The annual meeting will be held on Wednesday, April 18, 2007, at 11:00 a.m. EDT, in the Conference Center on the Second Floor of First Indiana Plaza, 135 North Pennsylvania Street, Indianapolis, Indiana 46204.

FURTHER QUESTIONS

Who can help answer my questions?

If you have questions or would like to receive additional copies of this proxy statement or voting materials, please contact First Indiana Corporation Investor Relations as described above or send an email to investorrelations@firstindiana.com.

Where can I get additional governance information?

If you would like copies of our governance principles, code of ethics, or charters for our Audit, Compensation, or Risk Committees, they are located on our website at www.firstindiana.com in the Investor Relations section under Governance. If you would like copies of our articles of incorporation or bylaws, please contact our secretary at:

First Indiana Corporation

Attn: Secretary

135 North Pennsylvania Street, Suite 2800

Indianapolis, Indiana 46204

Fax: 317-269-1292

secretary@firstindiana.com

PROPOSAL TO BE VOTED ON

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The board of directors of First Indiana Corporation consists of nine directors. Our articles of incorporation provide that our directors are divided into three classes with staggered terms of three years each. The terms of each class expire at successive annual meetings so that the shareholders elect one class of directors at each meeting. At the 2007 annual meeting, shareholders will elect three directors to serve until our 2010 annual meeting and until his or her successor is elected and qualified.

Our bylaws provide that directors are elected by a plurality of the votes cast. However, our board has adopted a majority voting principle. The effect of this principle in this election is that if a director receives a greater number of “withheld” votes than “for” votes, the director will resign.

Three directors are to be elected. Robert H. McKinney, Robert H. Warrington, and Michael W. Wells have been nominated for a term of three years and until their successors are elected and qualified. All of the nominees were recommended by our Governance and Nominating Committee which is composed entirely of independent directors, and our full board nominated all of the candidates. Mr. McKinney and Mr. Warrington are members of the present board. Mr. Wells is not a member of the present Board, and he would qualify as an independent director.

First Indiana has adopted corporate governance guidelines titled Corporate Governance Principles, and these guidelines are set forth later in this proxy statement. All of the nominees were nominated in accordance with these guidelines and meet the qualifications for directors included in the guidelines with the following exception. Mr. McKinney is 81 years old, and the guidelines include a provision not to nominate a person for director after his 70th birthday. The Governance and Nominating Committee waived this guideline for Mr. McKinney based upon his continuing valuable contributions to the board and the Corporation.

Michael L. Smith is a current member of the Board and his term as director expires at the 2007 Annual Meeting, assuming that a replacement director is duly qualified and elected. Mr. Smith informed the board that he does not intend to continue on the board past the annual meeting. Mr. Smith is an independent director and has served on the board since 1985. He is currently the chairman of the Risk Committee and a member of the Governance and Nominating Committee.

The other directors listed in the table below will continue in office until the expiration of their terms. For directors of the Corporation who were directors of First Indiana Bank, N.A. (the “Bank”) before the Corporation was formed in 1986, the table below lists the year in which the director became a director of the Bank.

If, at the time of the annual meeting, any of the nominees is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.

The board of directors unanimously recommends the election of the following nominees:

NOMINEES FOR TERMS EXPIRING IN 2010

Name, Age, Principal Occupation, and Business Experience	Director Since
Robert H. McKinney, Age 81 Director and Chairman of the Executive Committees of the Corporation and the Bank; formerly Chairman and Director of the Corporation and the Bank; formerly Chairman and Director, The Somerset Group, Inc., a financial services provider; retired partner of Bose McKinney & Evans LLP, attorneys (1963-1977; 1980-1991); formerly Chairman of the Federal Home Loan Bank Board (1977-1979). Mr. McKinney is the father of Marni McKinney who serves as director and the chairman of the Corporation and the Bank.	1954

Robert H. Warrington, Age 59 President and CEO of the Corporation and of the Bank; Vice-Chairman and Director of Old Kent Financial Corporation (1998-2001); various management positions at Old Kent (1988-2001), including Chief Financial Officer and Chairman, President, and CEO of Old Kent Mortgage Company.	2004

Michael W. Wells, Age 53

President of REI Investment, Inc. and the Manager of REI Real Estate Services, LLC (1995-Present). The REI companies, which are based in Indianapolis, Indiana, own, develop, construct, manage, and lease commercial properties in several states.

New Nominee

DIRECTORS WITH TERMS EXPIRING IN 2009

Name, Age, Principal Occupation and Business Experience	Director Since
Anat Bird, Age 55 President and CEO of SCB Forums, Ltd., a private corporation which plans meetings for bank executives and occasionally provides consulting services for banks; former President and CEO of California Community Bancshares (2001); former executive at Wells Fargo Bank (formerly Norwest Bank) (1997-2000); former Chief Operating Officer of Roosevelt Bank (1995-1997); Director of Sterling Bancshares, Inc. (2002-Present); Director of MidFirst Bank (2003-Present); and Director of Sun Bancorp, Inc. (2007-Present).	2002

William G. Mays, Age 61 Founder and President of Mays Chemical Co., Inc., a full line distribution company headquartered in Indianapolis, Indiana (1980-Present); Director of WellPoint, Inc. (formerly Anthem, Inc.), a health benefits management company headquartered in Indianapolis, Indiana (1993-Present); and Director of Vectren Corporation, a gas and electric utility company headquartered in Evansville, Indiana (1998-Present).	2003

Gerald L. Bepko, Age 66 Indiana University Trustee’s Professor and Indiana University-Purdue University at Indianapolis Chancellor Emeritus (2003-Present); Interim President of Indiana University (2002-2003); Vice President for Long-Range Planning of Indiana University and Chancellor, Indiana University-Purdue University at Indianapolis (1986-2002); Director of American United Mutual Insurance Holding Company and affiliated boards; and Trustee of Citizens Gas and Coke Utility.	1988

DIRECTORS WITH TERMS EXPIRING IN 2008

Name, Age, Principal Occupation, and Business Experience	Director Since
Pedro P. Granadillo, Age 59 Director of Haemonetics Corporation, a medical device company located in Braintree, Massachusetts (2004-Present); Director of Noven Pharmaceuticals, Miami, Florida (2004-Present); previously Senior Vice-President Eli Lilly and Company, a pharmaceutical company (1999-2004);	2002

Marni McKinney, Age 50 Chairman of the Corporation (2005-Present); Vice Chairman of the Corporation (1994-2005); Chairman of the Bank (1998-Present); formerly Director (1987-2000), Vice Chairman and CEO (2000), and President and CEO (1996-2000) of The Somerset Group, Inc., financial services provider. Ms. McKinney is the daughter of Robert H. McKinney who also serves the Corporation and the Bank as a director.	1992

Phyllis W. Minott, Age 68 Formerly Chairman and CEO of Minott Motion Pictures, Inc., commercial movie production (1994-2000); previously General Auditor, Controller, Accounting, and Chief Accounting Officer of Eli Lilly and Company, a pharmaceutical company (1960-1993).	1976

CORPORATE GOVERNANCE

First Indiana has adopted the following corporate governance guidelines.

CORPORATE GOVERNANCE PRINCIPLES

1.	General Philosophy. The board of directors, which is elected by the shareholders, is the ultimate decision-making body of the Corporation except with respect to those matters reserved to the shareholders. It selects the senior management team, which is charged with the conduct of the Corporation’s business. Having selected the senior management team, the board acts as an advisor and counselor to senior management and ultimately monitors its performance.

2.	Board of Directors Functions. The board of directors endeavors to provide effective governance over First Indiana’s business affairs for the benefit of its shareholders, and to balance such interests with the interests of its other stakeholders, including its customers, employees, and local communities.

3.	Director Qualifications and Nominations. The board of directors will have a majority of directors who satisfy the requirements to be considered an “independent director” under the rules of NASDAQ. The Governance and Nominating Committee of the board of directors is responsible for recommending individuals for nomination by the board for election as directors. The Governance and Nominating Committee is also responsible for reviewing with the board of directors, on an annual basis, the requisite skills and characteristics of members of the board of directors. This skills and characteristics assessment includes independence, business, strategic, and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. Nominees for director are selected by the Governance and Nominating Committee in accordance with the policies and principles of these guidelines. Shareholders may submit the name and qualifications of candidates for the board of directors to the chairman of the Governance and Nominating Committee (see item 19 below “Communications with the Board of Directors”). Each shareholder recommendation, together with any information about the candidate’s qualifications, will be evaluated by the Governance and Nominating Committee along with any other proposed candidates. The Governance and Nominating Committee shall concentrate its focus on candidates with the following characteristics and qualifications:

•	CEOs or other persons in positions of active leadership with a business or professional interest within the geographic area served by the Corporation.

•	Individuals representing diversity in gender and ethnicity.

•	Individuals who meet the current criteria to be considered independent directors.

•	Individuals who are leaders in the Indianapolis community with knowledge of the community, relationships in the community, and standing in the community.

4.	Director Change in Status. In the event of a change in the principal occupation, business association, or residence of a director, such director shall notify the Governance and Nominating Committee of such change. The Governance and Nominating Committee shall determine if it is in the best interest of the Corporation for such director to continue to serve as a member of the board of directors.

5.	Term Limits or Director Retirement. The board does not endorse arbitrary term limits on directors’ service, nor does it believe in automatic re-nomination. However, the board has adopted a principle not to nominate a person for director after his or her 70th birthday.

6.	Director Service on Other Public Boards. To preserve independence and to avoid conflicts of interest, it is our policy that each director advise the chairman of the Governance and Nominating Committee in advance of accepting an invitation to serve on the board of directors of another public company.

7.	Voting for Directors. In an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly (within 30 days) resign following certification of the shareholder vote. It is our policy to include this principle in each proxy statement relating to an election of directors of the Corporation.

8.	Director Compensation. The Compensation Committee annually reviews the compensation of directors.

9.	Ownership Requirements. All non-employee directors are required to hold First Indiana stock worth at least five times their annual retainer. Employee directors are required to hold First Indiana stock worth at least five times their salary. New directors have five years to attain this ownership threshold, and it is our policy that directors will not reduce their holdings of First Indiana stock if they have not reached the ownership threshold.

10.	Committees. It is the general policy of the Corporation that all major decisions be considered by the board as a whole. As a consequence, the committee structure of the board is limited to those committees considered to be basic to, or required for, the operation of a publicly owned company. Currently these committees are the Executive Committee, Audit Committee, Compensation Committee, Governance and Nominating Committee, and Risk Committee.

The Audit, Compensation, and Governance and Nominating Committees are made up of only independent directors. Members of the Audit Committee also must satisfy an additional NASDAQ independence standard. Specifically, they may not accept directly or indirectly any consulting, advisory, or other compensatory fee from First Indiana or any of its subsidiaries.

11.	CEO Performance and Annual Evaluation. The Compensation Committee is responsible for setting annual and long-term performance goals for the CEO and for evaluating his or her performance against the goals.

12.	Senior Management Performance and Annual Evaluation. The Compensation Committee is also responsible for setting annual and long-term performance goals for the senior managers.

13.	Meeting Attendance. Directors are expected to attend each regular and special meeting of the board of directors and of each committee of which the director is a member. Further, all board members are expected to attend our annual meeting of the shareholders, unless an emergency prevents them from doing so.

14.	Director Access to Officers and Employees. Board members have free access to all other members of management and employees of the Corporation, and, as necessary and appropriate, board members may consult with independent legal, financial, and accounting advisors to assist in their duties to the Corporation and its shareholders.

15.	Executive Sessions of the Independent Directors. The independent directors will hold at least two (2) executive sessions (preferably in conjunction with regularly-scheduled board meetings) each year without the presence of management and the CEO. In addition, the independent directors may hold other executive sessions with the CEO present or with the chairman present, but without other senior management. The lead director shall preside at the executive sessions of the independent directors.

16.	Lead Director. An independent director will be elected annually by the board of directors as the lead director. The lead director shall preside over executive sessions of the independent directors, facilitate information flow and communications between directors and the chairman, and perform other duties which may be specified by the board.

17.	Annual Committee Self-Evaluation. Each committee is responsible for preparing an annual performance self-evaluation.

18.	Communications with Independent Directors. An employee, officer, shareholder, or other interested party may communicate with the independent directors regarding financial matters by directing the communication to the chairman of the Audit Committee. For matters related to nominations or corporate governance, communications should be directed to the chairman of the Governance and Nominating Committee.

19.	Communications with the Board of Directors. Messages for the chairman of the Audit Committee, the chairman of the Governance and Nominating Committee, any other director, or the board as a whole may be delivered through First Indiana’s corporate secretary at:

First Indiana Corporation

Attn: Secretary

135 North Pennsylvania Street, Suite 2800

Indianapolis, Indiana 46204

Fax: 317.269.1292

secretary@firstindiana.com

From time to time we revise our Corporate Governance Principles in response to changing regulatory requirements, evolving best practices, and the concerns of our shareholders and other constituents. Our Corporate Governance Principles are published on our website at www.firstindiana.com under “Investor Relations” and “Governance.”

CODE OF ETHICS

First Indiana is committed to maintaining the highest standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our shareholders well and maintaining our integrity in the marketplace. We have adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer, and controller) and employees, known as the Code of Business Conduct. First Indiana also has adopted Corporate Governance Principles, which, in conjunction with the articles of incorporation, bylaws, and board committee charters, form the framework for governance of First Indiana. All these documents are available at www.firstindiana.com. First Indiana will post on its website any amendments to the Code of Business Conduct or waivers of the Code of Business Conduct for directors and executive officers.

Shareholders may request free printed copies of the Code of Business Conduct and the Corporate Governance Principles from:

First Indiana Corporation

Attn: Investor Relations

135 North Pennsylvania Street, Suite 2800

Indianapolis, Indiana 46024

Voice: 317-269-1221

E-mail: investorrelations@firstindiana.com

DIRECTOR INDEPENDENCE STANDARDS

In determining independence, the board reviews whether directors have any material relationship with First Indiana. The board considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship to First Indiana, the board considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation and is guided by the standards set forth below. The board reviews commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. An independent director must not have any material relationship with First Indiana, either directly or as a partner, shareholder, or officer of an organization that has a relationship with First Indiana, or any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

A director will not be considered independent in the following circumstances:

1.	Employment. The director is, or has been in the past three years, an employee of First Indiana, or a related person of the director is, or has been in the past three years, an executive officer of First Indiana.

2.	Company-Compensated Person. The director has received, or a related person has received, direct compensation from First Indiana in excess of $60,000 in any 12-month period in the past three years, other than compensation for board service, compensation received by the related person for service as a non-executive employee of First Indiana, and pension or other forms of deferred compensation for prior service with First Indiana that is not contingent on continued service.

3.	Auditor Affiliate. The director or a related person is or was, within the last three years (but is no longer), a partner or employee of First Indiana’s independent auditor and personally worked on our audit within that time.

4.	Interlock. The director or a related person is, or has been in the past three years, employed as an executive officer of another company where any of First Indiana’s present executive officers at the same time serves or has served on that company’s compensation committee.

5.	Significant Business Relationship. The director or a related person is a partner in or a controlling shareholder or an executive officer of any organization to which First Indiana made or from which First Indiana received payments for property or services in the current or any of the past three fiscal years that exceed the greater of 5 percent of the recipient’s consolidated gross revenues for that year or $200,000.

For these purposes, a “related person” means directors and executive officers or their immediate family members, or shareholders owning 5 percent or more of the Company’s stock. An “immediate family” member includes a director’s spouse, parents and step-parents, children and step-children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone who shares the director’s home, other than a tenant or employee.

First Indiana’s director independence standards described above satisfy the requirements to be considered an “independent director” under the SEC and NASDAQ rules. In addition, each member of our Audit Committee meets the heightened independence standards required for audit committee members under the NASDAQ listing standards.

BOARD INDEPENDENCE

A majority of the directors are independent directors (currently, six out of nine directors). Robert H. McKinney, Marni McKinney, and Robert H. Warrington are not considered to be independent directors based on the above criteria. The independent directors include Gerald L. Bepko (lead director and chairman of the Governance and Nominating Committee), Anat Bird, Pedro P. Granadillo (chairman of the Compensation Committee), William G. Mays, Phyllis W. Minott (chairman of the Audit Committee and an “audit committee financial expert”), and Michael L. Smith (chairman of the Risk Committee). As discussed earlier, Michael L. Smith intends to leave the Board concurrent with the Annual Meeting. His nominated replacement, Michael W. Wells, also would qualify as an independent director.

BOARD STRUCTURE AND COMMITTEE COMPOSITION

As of the date of this proxy statement, our board has nine directors and the following five committees: (1) Executive, (2) Audit, (3) Compensation, (4) Risk, and (5) Governance and Nominating. The committee membership and meetings during the last fiscal year and the function of each of the committees are described below. The Audit, Compensation, Risk, and Governance and Nominating Committees operate under a written charter adopted by the board. Copies of the Audit, Compensation, and Governance and Nominating Committee charters, as amended in October of 2006, are attached hereto as exhibits and incorporated herein by reference. All the committee charters are available on First Indiana’s website at www.firstindiana.com. The Executive Committee operates pursuant to our bylaws, which are available from our secretary by contacting secretary@firstindiana.com.

On July 19, 2006, the Board created the Governance and Nominating Committee. This committee is responsible for the selection of candidates for director and recommends candidates for nomination to the full Board. Prior to the establishment of the Governance and Nominating Committee and pursuant to the bylaws of the Corporation, the independent directors acted as the “nominating committee.” The bylaws of the corporation were amended concurrent with the creation of the Governance and Nominating Committee in accordance with these changes.

Prior to the creation of the Governance and Nominating Committee, the Compensation Committee was called the Compensation and Governance Committee. The responsibilities of this committee relating to governance were incorporated into the charter of the new Governance and Nominating Committee. Gerald L.

Bepko was the chairman of the former Compensation and Governance Committee. Upon the creation of the Governance and Nominating Committee, Pedro P. Granadillo assumed the role of the chairman of the Compensation Committee, and Mr. Bepko ceased to be a member of the Audit Committee to allow time for him to serve as chairman of the Governance and Nominating Committee.

BOARD COMMITTEE TABLE

Name of Director	Governance and Nominating	Executive	Audit	Compensation	Risk
Independent Directors
Gerald L. Bepko, Lead Director	Chairman	Member		Member
Anat Bird			Member		Member
Pedro P. Granadillo				Chairman	Member
William G. Mays	Member	Member	Member
Phyllis W. Minott			Chairman	Member
Michael L. Smith	Member	Member			Chairman

Non-Employee Director
Robert H. McKinney		Chairman			Member

Employee Directors
Marni McKinney, Chairman		Member			Member
Robert H. Warrington		Member			Member

Number of Meetings in Fiscal 2006	2	1	5	3	4

Executive Committee

The Executive Committee operates pursuant to the bylaws of the Corporation and does not have a charter. When the board is not in session, the Executive Committee has and may exercise all the authority of the board, except to the extent that the board has resolved to limit the authority of the Committee. The members of the Executive Committee during 2006 were Robert H. McKinney (chairman), Gerald L. Bepko, William G. Mays, Michael L. Smith, Marni McKinney, and Robert H. Warrington. The Executive Committee met once during 2006.

Audit Committee

The Audit Committee (1) oversees the integrity of First Indiana’s reporting processes and systems of internal control; (2) appoints, oversees, and sets the compensation of the activities of our independent auditors; (3) oversees and evaluates the activities of the director of internal audit and staff; and (4) provides avenues of communications for the independent auditors, management, the internal auditing department, and all directors, officers, and employees to assure that First Indiana’s policies and all laws and regulations are adhered to by all personnel.

The members of the Audit Committee in 2006 were Phyllis W. Minott (chairman), Anat Bird, and William G. Mays. Gerald L. Bepko, served on the committee through July 19, 2006. The board determined that the members of the Audit Committee were independent as of December 31, 2006, that each of them is expected to be independent as of the annual meeting under the Securities Exchange Act of 1934 and the NASDAQ’s listing standards, and that Phyllis W. Minott is an “audit committee financial expert.” The Audit Committee met five times during 2006. (See “Report of the Audit Committee” in this proxy statement for details.)

Compensation Committee

The Compensation Committee (1) establishes First Indiana’s compensation philosophy, (2) evaluates the CEO’s performance, (3) reviews the CEO’s recommendations for benefits and compensation for the executive vice presidents, (4) approves benefits and compensation for the CEO and EVPs, (5) makes recommendations to the board on matters relating to organization and succession of senior management, (6) administers First Indiana’s equity based plans and the Employees’ Stock Purchase Plan, and (7) makes recommendations to the board concerning director compensation.

As discussed previously, Gerald L. Bepko served as chairman of the Compensation and Governance Committee until this Committee was renamed the Compensation Committee on July 19, 2006. Pedro P. Granadillo assumed the role of chairman of the re-named Compensation Committee at this time. Gerald L. Bepko, Pedro P. Granadillo, and Phyllis W. Minott were the members of this Committee during 2006. All members of the Compensation Committee qualify as independent directors under NASDAQ listing standards. No member of the Compensation Committee is or was formerly an officer or an employee of the Corporation or its subsidiaries. No executive officer of the Corporation or its subsidiaries serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Corporation’s board of directors, nor has such an interlocking relationship existed in the past. The Compensation Committee met three times during 2006.

Risk Committee

The Risk Committee performs the functions and duties delegated to it by the board of directors in fulfilling the board’s responsibility to monitor and oversee the processes used to manage the Corporation’s (a) credit, market, interest rate, liquidity, regulatory, legal and operational risks and (b) liquidity and adequacy of capital. The Risk Committee (1) reviews and approves risk assessment and risk management policies and procedures, including limits and limit allocations, for credit risk, market risk, interest rate risk, liquidity risk, and operating risk; (2) reviews and evaluates adequacy of the Corporation’s insurance programs; (3) reviews and approves risk management reports required by the various laws and regulations; (4) reviews and approves the Corporation’s liquidity and capital allocation policy and receives reports from management on the application of the policy and adequacy of liquidity and capital levels; (5) reviews litigation and legal matters; (6) annually, reviews and updates its charter for consideration by the board of directors; and (7) reports matters promptly to the Audit Committee that could have a material impact on the financial statements of the Corporation.

The members of the Risk Committee during 2006 were Michael L. Smith (chairman), Anat Bird, Pedro P. Granadillo, Marni McKinney, Robert H. McKinney, and Robert H. Warrington. The Risk Committee met four times during 2006.

Governance and Nominating Committee

The Governance and Nominating Committee (1) recommends to the board changes to the Corporate Governance Principles and Code of Business Conduct and Ethics and approves waivers, as appropriate of principles and code of ethics, (2) approves related party transactions as required by the rules of NASDAQ and other regulatory authorities, (3) recommends to the Board the establishment of the various board committees, (4) reviews proposed changes to the bylaws, including the number of directors, and the Articles of Incorporation and recommends appropriate action to the board, (5) oversees the evaluation of the board, (6) recommends individuals for appointment or nomination as director to the board, and (7) reviews the qualifications and independence of the members of the board and its committees.

The Governance and Nominating Committee met two times during 2006. The members of the Governance and Nominating Committee during 2006 were Gerald L. Bepko (chairman), William G. Mays, and Michael L. Smith.

Meeting Attendance

During 2006, the boards of directors of the Corporation and the Bank each met five times. All directors attended in excess of 75 percent of the aggregate of the total number of meetings of the boards of directors of the Corporation and the Bank (considered separately) and the total number of meetings held by all Corporation and Bank committees (considered separately) on which he or she served. All directors and director nominees are expected to attend each annual meeting of shareholders, unless an emergency prevents them from doing so. All director nominees, who also were directors during the 2006 fiscal year, attended our last annual meeting of shareholders held on April 19, 2006.

BOARD COMPENSATION

Compensation of Directors Last Fiscal Year

Employee directors do not receive any separate compensation for their board activities. Non-employee directors receive the compensation described below. During 2006, Marni McKinney and Robert H. Warrington were employed by the Corporation and did not receive any separate compensation for their board activities.

Each non-employee director received an annual retainer valued at $40,000. One-half of the retainer was paid in cash ($20,000), and the other one-half of the retainer was paid as a deferred share grant. All non-employee directors received a deferred share grant of 807 shares. Dividend equivalents accumulate on the deferred shares, and the deferred shares vest at the end of the year in which they are granted.

In addition to the annual retainer, non-employee directors who serve as a committee chairman (except the chairman of the Executive Committee) receive a retainer in the amount of $5,000 for the chairman of the Audit Committee and $3,000 for the chairman of other board committees. Further, a $5,000 retainer is paid to the lead director.

Under the Directors’ Deferred Fee Plan, directors may defer all or any portion of the fees payable for attendance at a board of directors or committee meeting, other than the annual retainer payable in stock. The deferred fees then are contributed to a trust which, at the election of the director, buys First Indiana stock or invests in an interest-bearing account. Directors are not eligible to receive shares or cash held under the plan until they cease to be a director, officer, or employee of the Corporation. Amounts deferred are not taxable to the director until the trust distributes the cash or stock to the director. In the event of a change-in-control of the Corporation, amounts held under the plan are payable immediately in a lump sum.

During 2006, the directors could elect to contribute part or all their fees (other than the annual retainer payable in stock) to the Employees’ Stock Purchase Plan. As with other participants, the Bank matched contributions (up to 10 percent of the director’s cash compensation) and purchased First Indiana stock on the open market at the prevailing market price. The amount of the Bank matching contribution was 25.00 percent from January 1, 2006 – March 31, 2006, and 33.33 percent from April 1, 2006 – December 31, 2006, on eligible contributions.

The following table provides information on 2006 compensation for non-employee directors:

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)[1]		Stock Awards ($) (c)[2]	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Gerald L. Bepko	$28,000	[3]	$21,193	0	0	—	$875	$50,068
Anat Bird	$20,000		$21,193	0	0	—	$625	$41,818
Pedro P. Granadillo	$21,500	[4]	$21,193	0	0	—	0	$42,693
William G. Mays	$20,000		$21,193	0	0	—	$625	$41,818
Robert H. McKinney	$20,000	[5]	$20,920	0	0	—	$625	$41,545
Phyllis W. Minott	$25,000	[6]	$21,193	0	0	—	$781	$46,974
Michael L. Smith	$23,000	[7]	$21,193	0	0	—	0	$44,193

[1]	The following directors deferred 2006 cash compensation into their deferred share account under the Directors’ Deferred Fee Plan (further described above):

Name	2006 Cash		Deferred Shares
Anat Bird	$18,000	[a]	687
William G. Mays	$18,000	[a]	684

[a]

Both Ms. Bird and Mr. Mays received cash compensation of $20,000 in 2006. The amount that each director contributed to the Director’s Deferred Fee Plan was reduced by $2,000, which is the amount that each director contributed to the Employee Stock Purchase Plan during 2006.

[2]

Each non-employee director received an award of stock with the grant date fair value of $20,000 (807 deferred shares). This stock award and dividend equivalents will fully vest at the end of the year in which it is granted. All prior stock awards are fully vested and are not subject to forfeiture; however, the shares are not issued until the director ends his or her service on the board. Dividend equivalents accumulate on the deferred shares. The table shows the expense recognized by the company for each director’s stock award. As of December 31, 2006, each director has the following aggregated number of deferred shares units accumulated in their deferral accounts for all years of service as a director, including additional share units credited as a result of reinvestment of dividend equivalents: Gerald L. Bepko, 2,610.57 units; Anat Bird, 2,610.57 units; Pedro P. Granadillo, 2,610.57 units; Williams G. Mays, 2,610.57; Robert H. McKinney, 2,287.84 units; Phyllis W. Minott, 2,610.57 units, and Michael L. Smith, 2,610.57 units. These share units for each director are included in the Security Ownership Table.

[3]

Mr. Bepko served as lead director, for which he received $5,000. He also served a portion of the year as chairman of the Compensation Committee and upon its creation, the Governance and Nominating Committee. Since he only served a portion of the year as chairman of these committees, he received $1,500 for chairing each committee, rather than $3,000.

[4]	Mr. Grandillo served as chairman of the Compensation Committee for a portion of the year, for which he received $1,500.
[5]	Mr. McKinney served as the chairman of the Executive Committee and did not receive any additional compensation for his service in this capacity.
[6]	Ms. Minott served as chairman of the Audit Committee, for which she received $5,000.
[7]	Mr. Smith served as chairman of the Risk Committee, for which he received $3,000.

Compensation of Directors Next Fiscal Year (2007)

The director compensation program for 2007 is unchanged from 2006. On January 2, 2007, each non-employee director received 807 deferred shares, which had a fair market value of $20,000. Dividend equivalents will accumulate on the deferred shares, and the deferred shares will vest at the end of 2007.

CERTAIN TRANSACTIONS

The Bank offers its directors, officers, and employees a loan plan involving variable-rate mortgages, lines of credit, home equity loans, credit cards, and various installment loans with a lower interest rate (not below the Bank’s cost of funds) and waiver of loan origination fees, and fixed-rate mortgage loans with waiver of loan origination fees only. Except as described above, all outstanding loans to directors, officers, and employees have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable terms. Management believes that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features.

STOCK OWNERSHIP OF DIRECTORS, OFFICERS,

AND CERTAIN SHAREHOLDERS

The following table shows, as of February 9, 2007, the number and percentage of shares of common stock held by (1) First Indiana’s directors and nominees, (2) each of the named executive officers set forth in the Summary Compensation Table, (3) holders of more than 5 percent of First Indiana’s stock, and (4) current directors and named executive officers as a group.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

The number of shares beneficially owned by each entity or individual is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the entity or individual has the right to acquire as of February 9, 2007 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power (or shares these powers with his or her spouse) with respect to the shares set forth in the following table.

BENEFICIAL OWNERSHIP TABLE

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Nominee
Gerald L. Bepko[1]	56,242	[2]	[3]
Anat Bird[1]	13,431	[4]	[3]
Pedro P. Granadillo[1]	14,264	[5]	[3]
William G. Mays[1]	12,457	[6]	[3]
Marni McKinney[1]	3,478,712	[7]	21.0%
Robert H. McKinney[1]	3,478,712	[7]	21.0%
Phyllis W. Minott[1]	63,785	[8]	[3]
Michael L. Smith[1]	20,478	[9]	[3]
Michael W. Wells[1]	0	[10]	[3]

Director and Named Executive Officer
Robert H. Warrington[1]	188,354	[11]	1.1%

Other Named Executive Officers
William J. Brunner[1]	61,927	[12]	[3]
David A. Lindsey[1]	138,563	[13]	[3]
David L. Maraman[1]	99,098	[14]	[3]
Reagan K. Rick[1]	30,310	[15]	[3]

Other Beneficial Owners of More than 5%
Marvin C. Schwartz	989,446	[16]	6.0%

Named Executive Officers and Directors as a Group	4,177,619	[17]	25.2%

[1]	The business address for these referenced individuals is 135 North Pennsylvania Street, Suite 2800, Indianapolis, Indiana 46204.
[2]

Includes 73 shares held in trust under the Employees’ Stock Purchase Plan; 20,548 shares held jointly with Mr. Bepko’s spouse; 33,010 shares as to which there is a right to acquire beneficial ownership; and 2,611 deferred shares which will be given to the individual on departure from the board.

[3]	The number of shares represents less than one percent of the Corporation’s common stock outstanding.
[4]

Includes 1,025 shares held in trust under the Employees’ Stock Purchase Plan; 5,350 shares owned directly; 695 shares held in trust under the Directors’ Deferred Fee Plan; 3,750 shares as to which there is a right to acquire beneficial ownership; and 2,611 deferred shares which will be given to the individual on departure from the board.
[5]

Includes 4,023 shares owned directly; 3,880 shares held in trust under the Directors’ Deferred Fee Plan; 3,750 shares as to which there is a right to acquire beneficial ownership; and 2,611 deferred shares which will be given to the individual on departure from the board.

[6]

Includes 703 shares held in trust under the Employees’ Stock Purchase Plan; 1,623 shares owned directly; 5,020 shares held in trust under the Directors’ Deferred Fee Plan; 2,500 shares as to which there is a right to acquire beneficial ownership; and 2,611 deferred shares which will be given to the individual on departure from the board.

[7]

These shares are beneficially owned by a group consisting primarily of Robert H. McKinney and Marni McKinney. Mr. McKinney’s holdings include 1,010,109 shares owned directly by Mr. McKinney; 170 shares held in trust under the Employees’ Stock Purchase Plan; 53,621 shares owned of record by Mr. McKinney’s wife; 129,985 shares underlying options granted to Mr. McKinney, which Mr. McKinney is deemed to beneficially own; 1,051,626 shares held by a limited partnership established by Mr. McKinney for the benefit of his children, including Marni McKinney, which Mr. McKinney is deemed to beneficially own; and 2,288 deferred shares, which will be given to Mr. McKinney on departure from the board. Marni McKinney’s holdings include 290,641 shares owned directly by Ms. McKinney (including 6,250 shares of restricted stock granted to Ms. McKinney under the 2002 Stock Incentive Plan); 29,183 shares held in trust under the Employees’ Stock Purchase Plan; 14,588 shares held on her behalf under the Bank’s 401(k) Plan; 166 shares held in an IRA; and 175,896 shares underlying options granted to Ms. McKinney, which she is deemed to beneficially own. The total held by the group also includes 720,439 shares held in two irrevocable trusts of which Ms. McKinney is the trustee and which were established by Mr. McKinney for the benefit of his children.

[8]

Includes 11,486 shares held in trust under the Employees’ Stock Purchase Plan; 15,469 shares owned directly; 11,818 shares held under the Dividend Reinvestment Plan; 21,306 shares as to which there is a right to acquire beneficial ownership; and 2,611 deferred shares which will be given to the individual on departure from the board.

[9]	Includes 15,033 shares owned directly; 2,834 shares held in trust under the Directors’ Deferred Fee Plan; and 2,611 deferred shares which will be given to the individual on departure from the board.
[10]	Mr. Wells is a first time nominee to the board of directors in 2007.
[11]

Includes 3,428 shares held on his behalf under the Bank’s 401(k) Plan; and 184,926 shares owned directly (25,000 restricted shares and 12,500 deferred shares granted under the 2006-2008 Long-Term Incentive Program; and 12,500 shares of restricted stock granted under the 2004 Executive Compensation Plan).

[12]

Includes 7,917 shares held in trust under the Employees’ Stock Purchase Plan; 25,111 shares owned directly (12,500 shares of restricted stock granted to Mr. Brunner under the 2002 Stock Incentive Plan; 4,375 shares of restricted stock and 2,187 deferred shares granted under the 2006-2008 Long-Term Incentive Program); and 28,899 shares as to which there is a right to acquire beneficial ownership.

[13]	Includes 926 shares held in trust under the Employees’ Stock Purchase Plan; 60,773 shares owned directly; and 76,864 shares held in a revocable trust.
[14]

Includes 6,955 shares held in trust under the Employees’ Stock Purchase Plan; 90,060 shares owned directly (62,373 shares of restricted stock granted to Mr. Maraman pursuant to the 2002 Stock Incentive Plan; 4,375 shares of restricted stock; and 2,187 deferred shares pursuant to the 2006-2008 Long-Term Plan Incentive Program); and 2,083 shares as to which there is a right to acquire beneficial ownership.

[15]

Includes 4,662 shares held in trust under the Employees’ Stock Purchase Plan; 25,648 shares owned directly (1,250 shares of restricted stock granted to Mr. Rick pursuant to the 2002 Stock Incentive Plan; 12,500 shares of restricted stock granted to Mr. Rick pursuant to the 2004 Executive Compensation Plan; and 4,375 shares of restricted stock, and 2,187 deferred shares pursuant to the 2006-2008 Long-Term Plan Incentive Program).

[16]

This information is taken from a Schedule 13D Report dated October 11, 2000, and filed by the shareholder with the SEC. It does not reflect any changes in those shareholdings that may have occurred since the date of such filing, except as adjusted to reflect any applicable stock splits. According to the referenced Schedule 13D Report, Mr. Schwartz’ business address is c/o Neuberger Berman, LLC, 605 Third Avenue, New York, New York 10158-3698.

[17]

Includes 63,100 shares held in trust under the Employees’ Stock Purchase Plan; 1,095 shares held under the Dividend Reinvestment Plan; 18,015 shares held under the Bank’s 401(k) Plan; and 401,179 shares as to which there is a right to acquire beneficial ownership.

Stock Ownership Guidelines

First Indiana adopted stock ownership guidelines to be attained by officers and directors of the Corporation and the Bank. Each director, the chairman, and the CEO are expected to own (including restricted stock and unvested deferred shares, but excluding options) First Indiana stock with a market value of at least five times his or her annual retainer or salary. In addition, each senior officer of the Corporation and the Bank is expected to own First Indiana stock with a market value of at least three times his or her salary. Further, all first vice presidents, vice presidents, and branch managers are expected to own First Indiana stock with a market value of at least one times his or her salary. The requisite level of ownership is expected to be achieved within five years of election as a director or officer.

The stock ownership guidelines provide that a director or officer is not expected to sell First Indiana stock unless he or she would be in compliance with the ownership guidelines following the sale. All transactions by a director, officer, or employee in First Indiana stock are subject to our insider trading policy.

All directors and executive officers are in compliance with the stock ownership guidelines.

DIRECTOR AND NAMED EXECUTIVE OFFICER

COMPLIANCE WITH STOCK OWNERSHIP GUIDELINES

The number of shares set forth below only includes shares which count for determining compliance with First Indiana’s stock ownership guidelines. Therefore, the number of shares in this table may not be the same as the number of shares deemed to be beneficially owned by a person as reported in the preceding Beneficial Ownership Table.

Name[1]	Value of Required Shares[2]	Number of Required Shares[2]	Value of Shares Owned[2,3]		Number of Shares Owned[3]
Gerald L. Bepko	$200,000	8,244	$563,608		23,232
Anat Bird	200,000	8,244	234,861		9,681
William J. Brunner	654,000	26,958	801,259		33,028
Pedro P. Granadillo	200,000	8,244	255,070		10,514
David L. Maraman	684,000	28,195	2,353,584		97,015
William G. Mays	200,000	8,244	241,557		9,957
Marni McKinney and Robert H. McKinney[4]	1,575,000	64,922	76,972,880	[4]	3,172,831	[4]
Phyllis W. Minott	200,000	8,244	1,030,541		42,479
Reagan K. Rick	645,000	26,587	735,320		30,310
Michael L. Smith	200,000	8,244	496,796		20,478
Robert H. Warrington	2,250,000	92,745	4,569,468		188,354

[1]	David A. Lindsey retired effective January 18, 2007, and is no longer subject to these requirements.
[2]	As of the close of the market on the record date February 9, 2007, the market value of First Indiana stock was $24.26 share.
[3]

Includes shares counted only for determining compliance with First Indiana’s stock ownership guidelines and is not indicative of beneficial ownership for any other purpose. Shares owned directly or indirectly, restricted stock awards, and unvested deferred shares are included, but options are excluded. Please see the above table of “Director and Named Executive Officer Compliance with Stock Ownership Guidelines” for a complete presentation of the beneficial ownership of First Indiana stock by all the directors and officers listed above.

[4]	These shares are beneficially owned by a group consisting primarily of Marni McKinney and Robert H. McKinney.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation’s directors, executive officers, and persons who own more than 10 percent of the Corporation’s common stock, to file reports of ownership and changes in ownership with the SEC. Directors, executive officers, and greater than 10 percent beneficial owners, referred to as “reporting persons,” are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation, the Corporation believes that during 2006 all reporting persons complied with the filing requirements of Section 16(a), except for a late Form 4 filed by Phyllis W. Minott on April 27, 2006 to report the disposition of 2,000 shares of stock on April 21, 2006 and a late Form 4 filed by Anat Bird on February 21, 2007 to report the purchase of 3,100 shares of stock on May 6, 2006.

COMPENSATION DISCUSSION AND ANALYSIS

GENERAL OVERVIEW

The Compensation Committee oversees the design and administration of First Indiana’s executive compensation program. The Committee’s membership is determined by the board, and the Committee is composed entirely of non-employee independent directors.

The Committee (1) establishes First Indiana’s compensation philosophy, (2) evaluates the CEO’s performance, (3) reviews the CEO’s recommendations for benefits and compensation for the executive vice presidents, (4) approves benefits and compensation for the CEO and EVPs, (5) makes recommendations to the board on matters relating to organization and succession of senior management, (6) administers First Indiana’s equity based plans and the Employees’ Stock Purchase Plan, and (7) makes recommendations to the board concerning director compensation. The Committee’s charter reflects these various responsibilities and the Committee and the board annually review the charter.

The authority of the Compensation Committee may not be delegated to persons who are not on the Committee. Individuals not on the Compensation Committee, including advisors and executive officers, can make recommendations to the Committee. The Committee may consider such recommendations at its discretion and such recommendations are not binding on the Committee.

The Committee met three times during 2006, and all of the meetings included executive sessions with no employees present. Our Human Resource Department supports the Committee’s work, and the Committee retains the services of an independent outside compensation consultant, Frederic W. Cook & Co. Inc., to advise the Committee on all matters related to executive officer and director compensation. Specifically, Frederic W. Cook & Co. Inc. provides relevant market data, current updates regarding trends in executive and director compensation, advice on program design, specific compensation decisions for the chief executive officer and on recommendations being made by management for executives other than the chief executive officer. Other than as discussed, there was no relationship or transaction between First Indiana and the independent consultant. All Committee members are actively engaged in the review of matters presented, and the members regularly communicate with each other, the outside consultant, and management before and after meetings about compensation issues.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductibility for federal income tax purposes of compensation in excess of $1,000,000 paid to certain executive officers, unless certain exceptions, including tying compensation to performance, are satisfied. The Committee intends to link executive compensation to performance, and to submit compensation plans for shareholder approval when necessary and appropriate, in order to maximize the deductibility of executive compensation to the Corporation. To that end, the Committee historically established and maintained salary levels and incentive plan standards in an effort to ensure that compensation will be deductible, and the Committee believes that it can continue to manage the Corporation’s executive compensation arrangements, including long-term incentive programs, to ensure deductibility.

This compensation discussion describes the material elements of compensation awarded to each of our executive officers who served as named executive officers during the 2006 fiscal year. This discussion focuses on the information contained in the following tables and related footnotes, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company's executive compensation program is structured to provide compensation opportunities primarily with the following key principles in mind:

•

The compensation program should attract, retain, and motivate the key executives necessary for our current and long-term success.    The annual incentive program and long-term incentive program encourage the executives to focus attention on the critical corporate strategic goals. The Committee also uses stock awards to assist in the attraction and retention of key executives critical to the long-term success of First Indiana.

•

The program should tie executive compensation with the performance of the Corporation.    The Committee believes that executive compensation should be closely tied with the performance of the Corporation on both a short-term and long-term basis. To this end, a significant amount of total executive compensation is structured to be “at risk” dependent upon First Indiana’s results.

•

The program should align management and shareholder interests.    The Committee believes that the interests of shareholders and executives are further aligned with significant stock ownership by the executives. We have structured our current long-term incentive program to be paid fully in stock, and our stock ownership guidelines provide that an executive is not expected to sell stock (including shares received from incentive awards) if the required ownership threshold has not been reached or will not be maintained.

The executive compensation program is intended to help communicate and reinforce what is necessary to drive the business performance and shareholder return and to reward the executives appropriately when the desired results are achieved.

With so many forms of compensation available to the Committee, we believe that a holistic approach to compensation and benefits enables us to consider total compensation for our executive officers. Total compensation includes (1) base pay, (2) short-term or annual incentives, (3) long-term incentives, and (4) other benefits and perquisites including employee and change-in-control agreements. Appropriately balancing total compensation for an executive provides positive incentives and market-competitive compensation, and contributes to the performance of First Indiana, which benefits our customers, community, employees, and shareholders.

David A. Lindsey was an executive vice president of the company and is a named executive officer during the year ending December 31, 2006. Mr. Lindsey served in senior management roles at the Bank for most of his 23 year career with First Indiana. On September 22, 2006, Mr. Lindsey and the company entered into a Retirement Agreement whereby he would remain an employee of the Bank at his then annual salary ($215,000) until his retirement on January 18, 2007. The Retirement Agreement also calls for Mr. Lindsey to receive a lump sum payment of $259,957 on July 19, 2007 for a waiver of his rights with respect to all restricted stock, deferred shares, short-term incentive payments, and employment agreements. The lump sum payment took into consideration the value of the equity awards that were forfeited due to his retirement. The value of these awards was pro-rated for the amount of time remaining until the awards would have vested if Mr. Lindsey remained an employee of the Corporation. Due to the retirement of Mr. Lindsey and the terms of the Retirement Agreement, the following discussion of Base Pay, Incentive Programs, and Other Benefits only applies to Messrs. Warrington, Brunner, Maraman, and Rick.

As permitted by the SEC and where applicable, we are not disclosing our specific performance goals for short-term and long-term incentive programs because we have determined that such disclosure would result in competitive harm to us. In the absence of such disclosure, we are required by the SEC to make an assessment of how likely it will be for us to achieve our undisclosed performance goals. We are not able to determine how likely it will be for us to achieve our performance goals because such achievement is dependent on future performance. However, we believe that our performance metrics are set to pay at or above the average expected performance of our comparison peer group.

BASE PAY

We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain appropriate talent for the position, to recognize that similar base salary rates are provided at other companies that we compete with for talent, and to provide a base wage that is not subject to Company performance risk.

Base salaries for the named executives are reviewed by the Committee near year-end. Salary increases, if any, are effective January 1st of the following year. In general, base pay for each employee, including executive officers, is established based on (1) the individual’s job responsibilities, performance, and experience; (2) First Indiana’s overall budget for merit increases; and (3) the competitive environment. In 2006, First Indiana provided a base pay increase to most of its employees, but in accordance with our philosophy of providing a strong link between pay and performance, the exact amount of the increase (if any) varied.

In December 2006, the Committee, in conjunction with the independent consultant, reviewed the annual salaries of the named executive officers. The consultant used an analysis of survey data showing the compensation of executive officers of a comparison group of 22 similarly sized financial institutions. The comparison group was selected by the independent consultant with input from management, and consists of publicly traded regional banking organizations with total assets between $1 and $5 billion headquartered in large- to mid-sized metropolitan areas. For the last completed year and the next completed year, annualized base salary rates for the named executives are summarized below:

	2006	2007	Annualized Percent Increase
Robert H. Warrington	$437,000	$450,000	2.89%
William J. Brunner	$218,000	$218,000	0.00%
David L. Maraman	$228,000	$228,000	0.00%
Reagan K. Rick	$215,000	$215,000	0.00%

For 2006, base salary accounted for approximately 44 percent of total targeted compensation for Mr. Warrington, which is slightly below 51 percent of the competitive peer group. Our independent consultant’s analysis indicates that the base salary for Mr. Warrington is above the median but under the 75th percentile as compared with our self-constructed peer group.

Base salaries for the other named executives represent 62 percent of total targeted compensation on average, which is consistent with the 61 percent of the competitive peer group. The analysis indicates that the base salaries for the other named executives are just slightly above the median of our competitive market group.

INCENTIVE PROGRAMS

We provide the opportunity for our named executive officers to earn a market competitive annual cash incentive and long-term incentive awards. We provide this opportunity to attract and retain an appropriate caliber of talent for the positions, to recognize that similar incentive awards are provided at other companies that we compete with for talent, and to motivate executives to meet or exceed corporate financial goals that support our Company’s business plans.

We generally review incentive awards for the named executive officers annually to determine award payments for the last completed fiscal year, as well as to establish award opportunities for the next fiscal year.

Our incentive programs focus on matching rewards with results. Incentives are “at risk,” and, for executives, either all or almost all of the incentives are based on the overall performance of the Corporation. This represents a significant portion of the executive’s total compensation and is in accordance with our pay for performance philosophy. All incentive programs offered to executives are established under First Indiana’s 2004 Executive Compensation Plan approved by shareholders on April 20, 2005.

Short-Term Incentive Programs

2006 Short-Term Incentive Program.    The Management Incentive Program (“MIP”) is our short-term incentive program and is extended to executive officers. The MIP provides an annual incentive for meeting individual performance metrics and an incentive if a performance metric for the Corporation is met. Named executives are eligible to earn between 50 percent and 100 percent of base pay. This short-term incentive program links compensation directly to First Indiana’s performance and encourages participants to make significant contributions toward our results.

For 2006, the overall performance metric for the Corporation was based on earnings per share. The Corporation did not meet this performance metric due to the performance of one area of First Indiana; however, the remaining areas of First Indiana met or exceeded their performance goals and metrics. As a result and in accordance with the recommendation of Mr. Warrington, the Committee determined that Mr. Warrington should not receive an incentive payment for 2006. Although the corporate performance was below the required threshold for payment and upon the recommendation of Mr. Warrington, the Committee decided to grant incentive pay to the other named executives participating in the plan. The Committee determined that each of the executives exceeded his personal performance goals in spite of a difficult market and unanticipated margin pressures, including achieving loan and deposit growth in excess of planned amounts, while maintaining credit quality standards that exceeded expectations.

The increased talent, improved systems, and deposit and loan growth trends, provide a solid core for future growth. For these reasons, the Committee exercised its discretion and approved discretionary incentive compensation to the named executives as follows: (1) Mr. Brunner $87,750, (2) Mr. Maraman $91,500, and (3) Mr. Rick $86,625. These payments represent, on average, approximately an 80 percent payout of the maximum opportunity under the MIP for each of these named executives. In total, the payments for the three named executives are above the median for the self-constructed peer group by approximately 18.75 percent and are below the 75th percentile of the group by approximately 15.29 percent.

2007 Short-Term Incentive Program.    The Compensation Committee developed the MIP for 2007 with the assistance of the independent consultant. The MIP is structured to estimate the performance of the corporation relative to the comparison group at various levels of performance (e.g., median pay for median performance, below median pay for below median performance, and above median pay for above median performance).

The MIP for 2007 is structured as follows: Messrs. Brunner, Maraman, and Rick are eligible for a target bonus of approximately 32.13 percent of their base pay with 60 percent of the bonus tied to the corporate performance metric, and they are eligible for a total bonus of approximately 51.4 percent of their base pay with 75 percent of the bonus tied to the corporate performance. Mr. Warrington is eligible for a bonus of up to 50 percent of his base pay with 100 percent of the bonus tied to the same corporate performance metric, and he is eligible for an additional bonus of up to 50 percent of his base pay with 100 percent of the bonus based upon the higher or “stretch” corporate performance metric. All corporate performance metrics for the MIP for 2007 are based on earnings per share.

Long-Term Incentive Programs

Executive officers may participate in long-term incentive programs. Payments under all the long-term programs are completely based on performance metrics of the Corporation, and awards under all current long-term programs are paid entirely in First Indiana stock. The Corporation currently has one long-term incentive program in effect and it is described below. During 2006, payouts were made under two previous long-term incentive programs and the awards granted under those programs are also discussed below.

2006 – 2008 Long-Term Incentive Program.    The Committee adopted the 2006-2008 Long-Term Incentive Program on January 17, 2006, pursuant to the 2004 Executive Compensation Plan. In determining the awards to be granted under this program, the Committee focused on the following: (1) closely aligning the interests of the shareholders and the executives, (2) recognizing the retention component of the awards, (3) determining appropriate long-term awards for Mr. Warrington given his performance and the expiration of his other equity incentives, and (4) establishing two performance metrics to ensure that the interests of the Corporation are best served by the program.

Based on the above focus, and upon the advice of our independent consultant, the Committee (1) denominated all awards in stock; (2) granted additional stock awards to Mr. Warrington in part because a material portion of his previous long-term awards vested within the next 18 months; and (3) established a cumulative earnings performance metric and a balance sheet (deposit) related growth performance metric. At the time the Committee approved the program, the Committee believed that full vesting of either performance metric would require the Corporation to perform at or above the 75th percentile of its peers in the category. All the awards vest within a range for both metrics.

The awards granted to the named executive officers under the 2006 – 2008 Incentive Program are as follows: Mr. Warrington—25,000 restricted shares and 12,500 deferred shares; and Messrs. Brunner, Maraman, and Rick—4,375 restricted shares and 2,188 deferred shares. One half of the restricted shares and one half of the deferred shares are based on the earnings per share metric and the other half of the restricted and deferred shares are based on the deposit growth metric. Dividends were paid on the restricted shares. On January 16, 2007, the Committee determined that the Corporation was on track to meet the deposit growth metric; therefore, dividend equivalents will be paid on the deferred shares relating to this metric commencing in 2007. The Committee determined that the Corporation was not on track to meet the cumulative earnings metric, and accordingly, dividend equivalents will not be paid in 2007 on the deferred shares relating to this metric.

2004 – 2006 Long-Term Incentive Program.    Mr. Warrington received 10,000 restricted shares and 10,000 deferred shares under this program. The deferred shares vested upon (1) the achievement of a corporate performance metric for the period 2004-2005 and a separate corporate performance metric for 2006 (the performance metrics for the deferred shares were higher or “stretch” metrics compared to the metrics for the restricted shares), and (2) Mr. Warrington’s continued employment through 2006. All performance metrics under this program were earnings per share based. The Corporation achieved all performance metrics and Mr. Warrington maintained continued employment through 2006; therefore, the restricted and deferred shares were awarded to Mr. Warrington on January 16, 2007. Dividends or dividend equivalents were paid on all shares in 2006.

2003 – 2005 Long-Term Incentive Program.    This program was established in 2003. Messrs. Brunner and Lindsey were participants in the program and the performance metric (an earnings per share metric) for the full vesting of their awards was met in 2005. On January 17, 2006, in satisfaction of their awards under the plan, Mr. Brunner received a cash payment of $52,270 and 1,986 shares of First Indiana stock, which had a market value of $52,234; and Mr. Lindsey received a cash payment of $102,667.

This program was modified and continued in 2004, in accordance with shareholder approval of the Corporation’s 2004 Executive Compensation Plan. The modifications were to adjust the performance targets and grant 24,375 shares of restricted stock and 15,000 deferred shares to Robert H. Warrington. The Corporation met the performance metric (an earnings per share metric) for full vesting of all awards under the program during 2005. Mr. Warrington’s restricted stock and deferred shares vested upon his continued employment through 2006, and the restricted stock and deferred stock were awarded to Mr. Warrington on January 3, 2007. Dividends or dividend equivalents were paid on all the shares during 2006.

OTHER BENEFITS

The Corporation provides the opportunity for our named executives to receive a market competitive executive benefits program. We provide this opportunity in order to retain and attract an appropriate caliber of talent for the position and recognize that similar benefits are commonly provided at other companies that we compete with for talent.

We provide benefit programs to executive officers and to other employees. The following table generally identifies our current benefit programs and those employees who may be eligible:

Benefit Plan	Executive Officers		Certain Managers and Individual Contributors		Fulltime Employees
401(k) Plan	✓		✓		✓
Medical/Dental/Vision	✓		✓		✓
Life Insurance[1]	✓	1a	✓	1b	✓	1c
Disability Insurance[2]	✓		✓		✓
Employees’ Stock Purchase Plan[3]	✓		✓		✓
Defined Benefit Pension Plan	✓		✓		✓
Supplemental Benefit Plan Agreement[4]	✓
Change-in-Control and employment agreement[5]	✓

[1]	First Indiana provides a life insurance benefit to all fulltime employees. However, the benefits vary by officer title and salary.

(a)

All named executive officers, excluding Mr. Warrington, receive $500,000 of life insurance coverage at an annual cost of $1,140. Mr. Warrington does not participate in this benefit; however, the Committee agreed to pay Mr. Warrington an amount necessary for him to purchase term life insurance for approximately $1,311,000 or three times his 2006 salary. Mr. Warrington purchased this in 2006, and the Corporation reimbursed him $8,969 for the cost of the coverage on a tax-effected equivalent basis.

(b)	Vice presidents and above are eligible to receive life insurance coverage which is equal to three times their annual salary with a maximum of $500,000.

(c)	All other fulltime employees receive life insurance coverage equal to one times their annual salary with a maximum of $50,000.

[2]	First Indiana provides short term and long term disability benefits to all eligible fulltime employees.

[3]

The Compensation Committee also administers the Employees’ Stock Purchase Plan which allows directors and employees, including executive officers, to contribute a portion of their earnings to purchase capital stock of the Corporation at its market price. During 2006, the Corporation provided a matching contribution of 25.00 percent from January 1, 2006 – March 31, 2006 and 33.33 percent from April 1, 2006 – December 31, 2006 (on contributions up to 10 percent of compensation).

[4]

Each of the executive officers is a party to a Supplemental Benefit Plan Agreement which, in part, provides additional retirement benefits by (1) including bonuses and certain stock grants in the definition of compensation and (2) providing for the payment of benefits which would not be payable under the defined benefit plan due to Internal Revenue Code limitations.

[5]

All the executive officers are party to employment agreements that provide certain payments and benefits under a change-in-control. The employment agreements define a change-in-control to include: (a) the acquisition of 20 percent or more of the outstanding shares of common stock or the combined voting power of securities entitled to elect directors; (b) a change in a majority of the incumbent board, unless the new directors were nominated by a majority of the incumbent board; (c) a merger; (d) a liquidation or sale of substantially all the assets of the Corporation or the Bank; or (e) a divestiture of 25 percent or more of the voting securities or voting power of the Bank. As shown by the table above, the named executive officers are eligible to participate in the Corporation’s qualified 401(k) and defined benefit pension plans and may receive benefits from these plans upon or following their termination of employment. They also are eligible to participate in the Corporation’s non- qualified supplemental pension plan and may receive benefits upon or following their termination under that plan as well. For additional information respecting the benefits payable to the officers under the qualified defined benefit and supplemental plans, see the discussion under “Pension Plans” within this proxy statement. In the event of a change-in-control, the supplemental pension plan provides for an officer’s supplemental plan benefit to become fully vested. Mr. Lindsey was fully vested in his benefits under the supplemental pension plan upon his retirement. The additional terms of the employment agreement by officer are outlined as follows:

All named executive officers are employed on an “at will” basis, and employment may be terminated at any time. The employment agreement with Mr. Warrington has an initial term of three years, and the employment agreements with Messrs. Brunner, Maraman, and Rick have an initial term of one year. Each employment agreement is extended daily until termination of employment, subject to First Indiana’s right to stop further extension with 30-days written notice. If a change-in-control occurs and the executive’s employment is terminated without cause or he voluntarily terminates employment for good reason (including a change in his compensation, title, position, or responsibilities), he will receive the amounts set forth below. The amounts shown assume that such termination was effective as of December 31, 2006, and are estimates of the amounts which would be paid out to the executive upon his termination. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Corporation.

Robert H. Warrington

•	A one-time cash payment equal to 3 times his then-current base salary plus annual bonus opportunities (currently $2,700,000, which equals (($450,000 + $450,000) times 3);

•	Prorata payment of annual bonus opportunities (currently $450,000);

•	Prorata payment of vacation pay – Six weeks paid vacation (currently $51,923 for six weeks);

•

The immediate vesting of the restricted and deferred share grants awarded under the Long-Term Incentive Programs. The award agreements for other restricted share grants outstanding to Mr. Warrington provide in general for him to receive substituted restricted shares in the event of a change-in-control and for all restrictions on the original or substituted shares to lapse in the event Mr. Warrington’s service is terminated by the Corporation or its successor without cause or by Mr. Warrington for good reason upon or following a change-in-control. (As of December 31, 2006, $951,000 for restricted and deferred shares under the Long-Term Incentive Programs and $317,000 for other restricted share grants);

•

A cash payment in an amount equal to the actuarial benefit under his savings and retirement plans that would have been payable to him had he continued employment for the three years following termination (currently estimated at $693,509); and

•

Continued participation and the participation of his eligible dependents in First Indiana’s group health plans for three years or until they become eligible for coverage under the group health plans of another employer (based on 2007 costs and participation level estimated to be $23,950 which equals $7,983 per year times 3).

Unless Mr. Warrington elects to forego the above payments which may be due to him upon a change-in-control, he may not compete with First Indiana or solicit its customers or employees for two years following the termination of his employment. Mr. Warrington will be provided indemnification on terms no less favorable than that provided to any other First Indiana executive officer or director, including, if applicable, appropriate directors and officers insurance.

William J. Brunner, David L. Maraman, and Reagan K. Rick

•

A one-time cash payment equal to 1.0 times his then-current base salary plus annual bonus opportunities (currently for Mr. Brunner $330,000, which equals $218,000 base salary + $112,000 annual bonus opportunity; Mr. Maraman $345,000, which equals $228,000 base salary + $117,000 annual bonus opportunity; and Mr. Rick $325,500, which equals $215,000 base salary + $110,500 annual bonus opportunity);

•	Prorata payment of annual bonus opportunities (currently $112,000; $117,000; and $110,500 for Messrs. Brunner, Maraman, and Rick, respectively);

•	Prorata payment of vacation pay – four weeks paid vacation (currently $16,769; $17,538; and $16,538 for Messrs. Brunner, Maraman and Rick, respectively);

•

The immediate vesting of the restricted and deferred share grants awarded under the Long-Term Incentive Programs. The award agreements for other restricted share grants outstanding to named executive officers provide in general for the grantee to receive substituted restricted shares in the event of a change-in-control and for all restrictions on the original or substituted shares to lapse in the event the officer’s service is terminated by the Corporation or its successor without cause or by the grantee for good reason upon or following a change-in-control. (As of December 31, 2006, $166,438 for Messrs. Brunner, Maraman, and Rick for restricted and deferred shares under the Long-Term Incentive Programs; and $317,000, $1,581,703, $348,700 for Messrs. Brunner, Maraman, and Rick, respectively, for other restricted share grants );

•

A cash payment in an amount equal to the actuarial benefit under their savings and retirement plans that would have been payable to the officer had they continued employment for one year following termination (currently $53,326; $87,762; and $29,693 for Messrs. Brunner, Maraman, and Rick, respectively); and

•

A cash payment of the annual cost of the officer’s benefits under First Indiana’s group health plans (based on 2007 costs and participation levels estimated to be $11,243; $7,983; and $7,229 for Messrs. Brunner, Maraman and Rick respectively).

Each officer is precluded from soliciting customers or employees of First Indiana for one year following the termination of his employment. The officers will be provided indemnification on terms no less favorable than that provided to any other First Indiana executive officer or director, including, if applicable, appropriate directors and officers insurance.

PERQUISITES

First Indiana provides very limited perquisites to its named executive officers that it does not provide to employees in general. The only perquisites provided to the named executives that are not provided to all employees are the use of a reserved parking space to all named executives at an annual cost of $1,860 each; and annual social club dues for Mr. Warrington and Mr. Maraman of $1,695 each.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Pedro P. Granadillo, Chairman

Gerald L. Bepko

Phyllis Minott

EXECUTIVE COMPENSATION

The following table discloses the compensation received by First Indiana’s chief executive officer, chief financial officer, and the three other most highly paid executive officers (all five of these individuals are referred to as the “named executive officers”) during the last year ending December 31, 2006.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards[1] ($) (e)	Option Awards[2] ($) (f)	Non-Equity Incentive Plan Compensation[3] ($) (g)	Change in Pension Value[4] ($) (h)	All Other Compensation[5,6] ($) (i)	Total ($) (j)
Robert H. Warrington President and CEO of the Corporation and the Bank	2006	$437,000	—	$601,041	$107,684	—	$193,140	$105,150	$1,444,015

William J. Brunner Executive Vice President and Chief Financial Officer of the Corporation and the Bank	2006	$218,000	—	$127,045	$18,354	$87,750	$27,219	$28,414	$506,782

David L. Maraman Executive Vice President and Chief Credit Officer of the Bank	2006	$228,000	—	$194,705	$3,420	$91,500	$75,622	$69,022	$662,269

David A. Lindsey Executive Vice President of the Bank	2006	$215,000	—	$(48,276)[7]	—	—	$119,857	$287,563	$574,144

Reagan K. Rick Secretary and General Counsel, Executive Vice President of the Bank	2006	$215,000	—	$93,779	$12,890	$86,625	$18,026	$27,163	$453,483

[1]

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R) of restricted stock and deferred share awards and thus may include amounts from awards granted in and prior to 2006. Assumptions used in the calculation of these amounts are included in Footnote 15 “Employee Benefits Plans” to the Company’s audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2007.

[2]

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the year ended December 31, 2006, in accordance with FAS 123(R), of stock option awards and thus includes amounts from awards granted in and prior to 2006. Assumptions used in the calculation of this amount are included in Footnote 15 “Employee Benefits Plans” to the Company’s audited financial statements for the year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2007.

[3]

The amounts in column (g) reflect the discretionary cash awards to the named individuals under the Short-Term Incentive Plan, which is discussed in further detail under the heading “Incentive Programs.”

[4]

The amounts in column (h) reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

[5]	No perquisites for any referenced individual met or exceeded the $10,000 threshold. Specific information regarding perquisites is available under the heading “Perquisites”.
[6]	All other compensation for the named executive officers is set forth below.

OTHER COMPENSATION

Name	Restricted Stock Dividends Since Date of Grant	Dividend Equivalents[a]	Employee Stock Purchase Plan Match	401(k) Stock Match	Value Attributable to Life Insurance	Retirement Agreement	Total Other Compensation
Robert H. Warrington	$57,500	$20,000	$24,350	$3,300	—	—	$105,150
William J. Brunner	$13,500	—	$10,804	$3,300	$810	—	$28,414
David L. Maraman	$53,464	—	$9,936	$3,300	$2,322	—	$69,022
David A. Lindsey	$10,125	—	$11,859	$3,300	$2,322	$259,957[b]	$287,563
Reagan K. Rick	$14,500	—	$8,877	$3,300	$486	—	$27,163

[a]	Dividend equivalents commenced on the deferred shares as of January 17, 2006.
[b]	Pursuant to a retirement agreement, Mr. Lindsey will receive $259,957 on July 19, 2007. All of his interests in all restricted stock, deferred shares, and management incentive awards were forfeited.

[7]

The amount shown in column (e) for Mr. Lindsey reflects the September 22, 2006, forfeiture of a previously reported, restricted stock award granted to him in 2004. Prior to January 1, 2006, First Indiana accounted for restricted stock under Accounting Principles Board Opinion No. 25 (APB 25). APB 25 required that compensation cost be expensed for restricted stock awards during the vesting periods. As such, $48,276 of compensation cost had been expensed in prior years for Mr. Lindsey’s 2004 restricted stock award, which was credited to expense in 2006 when applying FAS 123(R) for this respective forfeiture.

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target[2] (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert H. Warrington[1]	1/17/2006 1/17/2006 N/A	— — $56,250	— — $168,750	— — $450,000	— — —	25,000 12,500 —	— — —	— — —	— — —	— — —	$ $	657,500 328,750 N/A

William J. Brunner[1]	1/17/2006 1/17/2006 1/17/2006 N/A	— — — $49,000	— — — $70,000	— — — $112,000	— — — —	— 4,375 2,188 —	— — — —	1,986[5] — — —	— — — —	— — — —	$ $ $	52,234 115,088 57,544 N/A

David L. Maraman[1]	1/17/2006 1/17/2006 N/A	— — $51,188	— — $73,125	— — $117,000	— — —	4,375 2,188 —	— — —	— — —	— — —	— — —	$ $	115,088 57,544 N/A

David A. Lindsey[6]	—	—	—	—	—	—	—	—	—	—		—

Reagan K. Rick[1]	1/3/2006 1/17/2006 1/17/2006 N/A	— — — $48,344	— — — $69,063	— — — $110,500	— — — —	— 4,375 2,188 —	— — — —	6,250[7] — — —	— — — —	— — — —	$ $ $	174,250 115,088 57,544 N/A

[1]

For Mr. Warrington, the threshold and target amounts in columns (c) and (d), under the Corporation’s Management Incentive Program, are based upon 50.0 percent of his individual 2007 annual base salary, which totals $225,000. The threshold amount is allocated 25 percent of this total, while 75 percent is allocated to the target amount. The maximum amount shown in column (e) is 100.0 percent of his individual 2007 annual base salary. For Messrs. Brunner, Maraman, and Rick, the amounts shown in column (c) reflect the minimum payment level under the Corporation’s Management Incentive Program. The target amount in column (d) is based upon approximately 32.1 percent of the individual’s 2007 annual base salary. The maximum amount shown in column (e) is 51.4 percent of the individual’s 2007 annual base salary.

[2]

The amounts shown in column (g) reflect restricted and deferred stock awards of the 2006 – 2008 Long-Term Incentive Programs. The number of shares represents a single payout target amount, subject to performance conditions. One half of each of the restricted and deferred shares is based on an earnings per share (EPS) metric, and the other half of each of the restricted and deferred shares is based on a deposit growth metric. On January 16, 2007, the Committee determined that the Corporation was on track to meet the balance sheet growth metric; however, the Committee determined that the Corporation was not on track to meet the cumulative EPS metric. Accordingly, management concluded that it is not probable that the EPS metric will be achieved and, consequently, recorded no compensation cost in 2006 for the EPS performance based restricted and deferred shares.

[3]	The amounts shown in column (i) reflect the number of service based restricted stock awards, to each named executive officer, pursuant to the 2004 Executive Compensation Plan.
[4]	There were no stock options granted during 2006 to any of the named executive officers.
[5]	Mr. Brunner was a participant in the 2003 – 2005 Long-Term Incentive Program, and he received 1,986 shares of First Indiana stock on January 17, 2006 as a partial payout under the program.
[6]

On September 22, 2006, the Bank and Mr. Lindsey entered into a Retirement Agreement and his retirement became effective on January 18, 2007. Pursuant to the terms of the agreement Mr. Lindsey will receive a cash payment in the amount of $259,957 on July 19, 2007, and he forfeited all of his rights to all restricted stock and deferred share awards effective as of the date of the agreement.

[7]	Mr. Rick received a service-based restricted stock award on January 3, 2006. These shares are subject to forfeiture if he is not employed by the Company until January 3, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock that Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Robert H. Warrington	0 0	12,767 49,732		15.66 15.66	05/31/2014 05/31/2014			25,000 12,500 12,500	[1] [1]	$ $ $	657,500 328,750 235,750

William J. Brunner	3,125 6,713 1,097 2,082 2,084 2,083 0 0 0 0	0 0 0 0 2,083 2,083 7,166 3,178 1,371 2,083		11.44 14.90 14.90 15.63 15.63 14.47 13.95 13.95 13.95 14.47	05/30/2010 01/17/2011 01/17/2011 11/20/2012 11/20/2012 11/19/2013 01/17/2012 01/17/2012 01/17/2012 11/19/2013			4,375 2,188 12,500	[1] [1]	$ $ $	115,088 57,544 235,750

David L. Maraman	2,083	4,167		14.47	11/19/2013			4,375 2,188 3,118 22,727 22,727 2,603 11,195	[1] [1]	$ $ $ $ $ $ $	115,088 57,544 47,175 343,860 343,860 39,383 169,380

David A. Lindsey	3,000 1,097 0 0 0 4,166 0 2,916	0 0 7,166 3,178 1,371 2,084 2,917 2,916		15.60 14.90 13.95 13.95 13.95 15.63 14.47 14.47	01/22/2008 01/17/2011 01/17/2012 01/17/2012 01/17/2012 11/20/2012 11/19/2013 11/19/2013

Reagan K. Rick	0	15,625		16.45	10/20/2014			4,375 2,188 1,250 6,250 6,250	[1] [1]	$ $ $ $ $	115,088 57,544 23,575 174,250 118,438

[1]

These amounts shown in column (i) reflect restricted and deferred stock awards of the 2006 – 2008 Long-Term Incentive Programs. The number of shares represents a single-payout target amount, subject to performance conditions. One half of each of the restricted and deferred shares is based on an earnings per share (EPS) metric, and the other half of each of the restricted and deferred shares is based on a deposit growth metric. On January 16, 2007, the Committee determined that the Corporation was on track to meet the deposit growth metric; however, the Committee determined that the Corporation was not on track to meet the cumulative EPS metric. Accordingly, management concluded that it is not probable that the EPS metric will be achieved and, consequently, recorded no compensation cost in 2006 for the EPS performance based restricted and deferred shares.

OPTIONS GRANTED IN LAST FISCAL YEAR

No options were granted in 2006.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table provides information on option exercises with respect to First Indiana stock in 2006 by each of the named executive officers and the value of each officer’s unexercised options at December 31, 2006. There were no stock appreciation rights exercised or outstanding.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)[1]	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Robert H. Warrington	31,253	316,754	—	—
William J. Brunner	—	—	—	—
David L. Maraman	—		—	—
David A. Lindsey	22,337	273,018	—	—
Reagan K. Rick	—	—	—	—

[1]	Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

Name	Shares Underlying Options When Market Price Exceeded Exercise Price	Shares Underlying Options When Exercise Price Exceeded Market Price
Robert H. Warrington	—	—
William J. Brunner	17,184	—
David L. Maraman	2,083	—
David A. Lindsey	11,179	—
Reagan K. Rick	—	—

RETIREMENT BENEFITS

First Indiana maintains two programs to provide retirement income to all eligible employees, including executive officers:

•

First Indiana has a voluntary savings, defined contribution plan qualified under section 401 (k) of the Internal Revenue Code. Eligible employees may elect to contribute a portion of their salary to the plan, and First Indiana provides matching contributions on the employees’ contributions in such uniform amounts or percentages as annually determined by the employer. See the Summary Compensation table in this proxy for information about employer contributions to the named executive officers.

•

First Indiana is a participant in the Financial Institutions Retirement Fund (Qualified Plan). This is a multi-employer, qualified defined benefit pension plan that provides monthly retirement benefits to eligible employees. See the Summary Compensation table in this proxy for additional information about the value of these pension benefits.

First Indiana maintains a supplemental pension benefit plan (Supplemental Plan) covering the named executive officers. The supplemental benefit plan provides benefits for the participants that normally would be paid under the Qualified Plan, but precluded from being so paid by limitations under the Internal Revenue Code. The plan is non-tax qualified and is unfunded.

PENSION BENEFITS

The following table sets forth, in specified years of credited service, the estimated present value of accumulated benefits under the Bank’s qualified defined benefit pension plan (the “Qualified Plan”), as supplemented by the supplemental benefit plan adopted by the Bank on May 1, 1997 (the “Supplemental Plan”).

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefits ($) (d) [1,2]		Payments During Last Fiscal Year ($) (e)
Robert H. Warrington	Qualified plan Supplemental plan	1.58 1.58	$ $	52,525 193,770 246,295	—

William J. Brunner	Qualified plan Supplemental plan	5.58 5.58	$ $	90,042 49,928 139,970	—

David L. Maraman	Qualified plan Supplemental plan	2.42 2.42	$ $	77,354 28,130 105,484	—

David A. Lindsey	Qualified plan Supplemental plan	22.92 22.92	$ $	602,567 327,026 929,593	—

Reagan K. Rick	Qualified plan Supplemental plan	1.25 1.25	$ $	15,996 5,418 21,414	—

[1]	The present values are calculated as of December 31, 2006 using FAS assumptions of 5.75 percent discount and GAR-94 projected to 2002 (50/50) mortality.
[2]	Assumed retirement age of 65 and the normal form of benefit is a 10 year certain & life annuity.

The retirement plan benefits shown in the table represent the net present value of the executive's accumulated pension benefits (i.e., his or her benefits in respect of service prior to 2007). Benefits under the Qualified Plan and the Supplemental Plan generally may be paid (and in the cases of Messrs. Brunner, Maraman and Rick, are payable) as a monthly annuity for the life of the participant (or the lives of the participant and his or her spouse) or in the form of an actuarially equivalent lump sum payment. Benefits under the Supplemental Plan for Mr. Warrington are to be paid in the form of a fixed term variable annuity. The annual retirement benefit displayed in the table is the product of (1) the participant’s number of years of credited benefit service, multiplied by (2) the sum of 1.5 percent of that portion of the participant’s covered compensation that does not exceed the Social Security integration base for the participant plus 2 percent of the participant’s covered compensation that exceeds the integration base. For years of benefit service in excess of 35, the 2 percent accrual rate is applied to all compensation. Compensation covered by the Supplemental Plan is the sum of the average of a participant’s annualized rate of base salary (as reported in the salary column of the Summary Compensation Table) for the five consecutive years of employment which produce the highest such average, plus the annual average of all bonuses

(including both the bonus and the non-equity incentive plan compensation column as reported in the Summary Compensation Table, and including the market value on the date of vesting of any restricted stock grants) paid to the participant for the three consecutive years, out of the nine years next preceding the participant’s retirement, which produce the highest average. As of January 1, 2007, the compensation covered by the Supplemental Plan [based on average annual salaries for the five highest consecutive years (2002-2006) and average annual bonuses for the three highest consecutive years out of the last nine years] for each of the named executive officers were as follows: Robert H. Warrington – $948,240; David A. Maraman – $282,467; William J. Brunner – $307,170; Reagan K. Rick – $250,000; and David A. Lindsey – $303,129. The following shows the three-year periods in which the average annual bonus of the named executive officers was the highest: Messrs. Warrington and Rick: 2004 – 2006; and Messrs. Brunner, Lindsey, and Maraman: 2003 – 2005.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The named executive officers are eligible for potential payments upon termination or change-in-control. Disclosure about such contracts, agreements, plans and/or arrangements are discussed in the Other Benefits section of the Compensation Committee’s Compensation Discussion and Analysis in this proxy statement.

STOCK OWNERSHIP GUIDELINES

The Corporation adopted stock ownership objectives to be attained by officers and directors of the Corporation and the Bank. Please see Stock Ownership Guidelines, and the table titled Compliance with Stock Ownership Guidelines in the section of this proxy statement titled “Stock Ownership of Directors, Officers, and Certain Shareholders.”

PRINCIPAL ACCOUNTANT FEES AND SERVICES

ENGAGEMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed KPMG as First Indiana’s independent registered public accounting firm for the fiscal year ending December 31, 2007. Representatives of KPMG are expected to be present at the annual meeting where they will have the opportunity to make a statement, if they so desire, and respond to appropriate questions.

FEES INCURRED BY FIRST INDIANA FOR KPMG

In 2006 and 2005, the Audit Committee approved the engagement of KPMG and determined that the provision of services by KPMG was compatible with the maintenance of KPMG’s independence in the conduct of its auditing services. Under its current charter, it is the policy of the Audit Committee to pre-approve the retention of the independent auditors for any audit services and for any non-audit services, including tax services. During 2006 and 2005, 100 percent of all audit-related services and tax services provided by KPMG were pre-approved by the Audit Committee.

The following table presents fees for professional services rendered by KPMG for the audit of the Corporation’s annual financial statements for 2006 and 2005 and fees billed for audit-related services, tax services, and all other services rendered by KPMG for 2006 and 2005.

	2006	2005
Audit Fees	$462,600	$466,700
Audit-Related Fees	—	—
Tax Fees[1]	—	51,665
All Other Fees	—	—

[1]	Represents fee for preparation of certain tax returns in 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the board of directors is composed entirely of “independent directors” as that term is defined by the NASDAQ listing standards and SEC rules. The board of directors has determined that Phyllis W. Minott is an “audit committee financial expert” as defined by the SEC’s rules.

The Audit Committee operates under a written charter adopted by the board of directors, which details the responsibilities of the Audit Committee. The Audit Committee participated in the creation, review and assessment of its charter and, in accordance with the NASDAQ listing standards and the Securities Exchange Act of 1934, has determined that the charter is adequate. A copy of the Audit Committee Charter is attached as Appendix A and is available on First Indiana’s website (www.firstindiana.com) by selecting “Investor Relations” and then “Governance.”

The Audit Committee reviews the Corporation’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls and disclosure controls. In this context, in connection with the December 31, 2006, financial statements of the Corporation, the Audit Committee met and held discussions with management and the independent auditor. Management represented that the Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the audited financial statements and related disclosures with management and the independent auditor, including a review of the significant management judgments underlying the financial statements and disclosures. The Audit Committee’s reviews and discussions with management and the independent auditor do not assure that the Corporation’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Corporation’s financial statements has been carried out in accordance with generally accepted auditing standards, or that the Corporation’s independent auditor is in fact “independent.” The Audit Committee has relied, without independent verification, on management’s representations that the financial statements have been prepared with integrity and objectivity and are presented in conformity with generally accepted accounting principles and on the representations of the independent auditor included in its report on the Corporation’s financial statements.

The Audit Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communications With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditor the auditor’s independence from the Corporation and its management. In concluding that the auditor is independent, the Audit Committee considered, among other things, that the provision of services by the independent auditor for matters other than the annual audit and quarterly financial statement reviews were compatible with their independence.

The Audit Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee periodically meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

AUDIT COMMITTEE

Phyllis W. Minott, Chairman

Anat Bird

William G. Mays

NON-INCORPORATION OF CERTAIN MATTERS

The Report of the Compensation Committee, the Report of the Audit Committee, and the information on the Corporation’s website do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Corporation filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Corporation specifically incorporates the respective report, performance graph, or information by reference therein.

IT IS IMPORTANT THAT PROXIES BE RETURNED OR VOTED PROMPTLY.    Whether or not you attend the meeting, you are urged to execute and return the proxy or to vote your proxy via telephone or the Internet in accordance with the instructions on your proxy card.

For the Board of Directors,

Marni McKinney,

Chairman

March 2, 2007

AUDIT COMMITTEE CHARTER

I.	Audit Committee Purpose

The Audit Committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities. The Audit Committee’s primary responsibilities are to:

•

Oversee the integrity of First Indiana’s reporting processes and systems of internal control. Special emphasis should be given to material systems and processes that generate data to management for making business decisions, reporting financial results, and complying with all rules and regulations.

•	Be directly responsible for the appointment, compensation, and oversight of the activities of First

Indiana’s independent auditors.

•	Oversee and evaluate the activities of the director of internal audit and staff.

•	Provide avenues of communication among the independent auditors, management, the internal auditing department, and the board of directors.

•	Provide an avenue of communication for all directors, officers, and employees to assure that First Indiana policies and applicable laws and regulations are adhered to by all personnel.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all First Indiana personnel as well as the independent auditors. The Audit Committee has the authority to retain, at First Indiana’s expense, special legal counsel, accountants, or other consultants or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall meet the requirements of the National Association of Securities Dealers, Inc. (the “NASDAQ”), the Securities and Exchange Commission (the “SEC”), and banking regulators. The Audit Committee shall be composed of three or more directors as determined by the board of directors, each of whom shall be an independent director, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the

Audit Committee shall have accounting or related financial management expertise, sufficient to qualify as an “audit committee financial expert” as defined by the SEC and the NASDAQ.

Audit Committee members shall be appointed by the board of directors. If an Audit Committee chair is not designated by the board of directors, the members of the Audit Committee may designate a chair by majority vote of the Audit Committee membership. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members.

The Audit Committee shall meet no fewer than four times annually. The Audit Committee chair shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee shall meet at least quarterly in a private, executive session with the director of the internal auditing department, the independent auditors, and as a committee to discuss any matters that the Audit Committee or the internal or independent auditors believe should be discussed.

III.	Audit Committee Responsibilities

The Audit Committee’s role is one of oversight, and it is recognized that First Indiana’s management is responsible for preparing First Indiana’s financial statements and that the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Audit Committee’s policies and procedures shall remain flexible, in order to react effectively to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices and other operating controls of First Indiana are in compliance with all requirements and are of the highest quality. Accordingly, the following functions may be varied from time to time as appropriate under the circumstances.

Review Procedures

1. Review and reassess the adequacy of this charter at least annually. Submit the charter to the board of directors for approval and publish the charter in First Indiana’s proxy statement as required by regulations of the SEC.

2. Review with management and the independent auditors the quality, as well as acceptability, of First Indiana’s accounting policies, and discuss with the independent auditors how First Indiana’s accounting policies compare with those in the industry and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors.

3. Consider, in consultation with management, the independent auditors, and the internal auditors, the integrity of First Indiana’s financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report those exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses including the status of previous recommendations. Maintain a follow-up process on recommendations and implementation schedules.

4. Review with financial management and the independent auditors First Indiana’s quarterly financial results prior to the release of any statement of earnings and/or First Indiana’s quarterly financial statements prior to filing or distribution. (Approval by the Audit Committee, or its chair or other designated member, is required prior to the issuance of any press release or public filing of any document representing the financial condition of First Indiana.) Discuss any significant changes to First Indiana’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61.

5. Review with the CEO and CFO their obligations under the certification requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.

Independent Auditors

6. Review the independence and oversee the performance of the independent auditors, and appoint or replace the independent auditors.

7. Preapprove the retention of the independent auditors for any audit services and for any non-audit service within the meaning of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

8. Approve the fees and any other compensation to be paid to the independent auditors.

9. Review and discuss with the independent auditors all relationships they have with First Indiana or services they have performed for First Indiana or its affiliates that could cause the auditors not to qualify as “independent” within the meaning of Section 10A of the Exchange Act or applicable regulations or that could otherwise impair the auditors’ independence or objectivity. In order to facilitate this review, the Audit Committee shall at least annually require a formal written statement from the independent auditors delineating all relationships between the independent auditors and First Indiana.

10. Review the independent auditors’ audit plan to see that it is sufficiently detailed and covers any significant areas of concern that the Audit Committee may have.

11. Prior to releasing any statement of year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with SAS 61.

12. Consider the independent auditors’ judgments about the quality and appropriateness of First Indiana’s accounting principles as applied in its financial reporting.

13. Review with the independent auditors their compliance with SEC requirements respecting the rotation of partners on the audit engagement team.

14. Obtain from the independent auditors written assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act which sets forth certain procedures to be followed in any audit of financial statements required under the Exchange Act.

Internal Audit Department and Legal Compliance

15. Review and approve the budget, plan, changes in plan activities, organizational structure, and qualifications of the internal audit department, at least annually.

16. Review and approve the appointment, performance, and replacement of the senior internal audit executive.

17. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

18. Review and approve the Annual Risk Assessment for First Indiana and the related activities connected to that Risk Assessment.

19. Review with First Indiana’s counsel and/or the corporate compliance officer, as considered necessary, any legal matters or any inquiries received from regulators or governmental agencies that could have a significant impact on First Indiana’s financial statements or compliance with applicable laws and regulations.

Other Committee Responsibilities

20. Report annually to shareholders in First Indiana’s proxy statement as required by regulations of the SEC.

21. Annually perform a self-assessment of the Audit Committee’s performance.

23. Establish procedures for (i) the receipt, retention, and treatment of complaints received by First Indiana regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of First Indiana of concerns regarding questionable accounting or auditing matters or other irregularities.

24. Perform any other activities consistent with this charter, First Indiana’s bylaws, and governing law, as the Audit Committee or the board of directors deems necessary or appropriate.

FIRST INDIANA CORPORATION

COMPENSATION COMMITTEE CHARTER

STATEMENT OF POLICY

The Compensation Committee shall provide assistance to the board of directors in fulfilling the board of directors’ responsibilities relating to management organization, performance, compensation and succession.

ORGANIZATION

The members of the Compensation Committee shall be appointed by the board of directors and may be removed by the board of directors. The Compensation Committee shall meet on the call of its chairman, but no less frequently than twice a year. The Compensation Committee has the authority to retain and terminate advisors to assist in discharging its duties including the authority to approve such advisors’ fees and retention terms.

QUALIFICATIONS

The Compensation Committee shall be composed entirely of independent directors, determined by the board of directors under the First Indiana Corporation Corporate Governance Principles.

POWERS, DUTIES AND RESPONSIBILITIES

In discharging its responsibilities for management organization, performance, compensation, and succession, the Compensation Committee shall:

•	Consider and authorize the compensation philosophy for First Indiana’s personnel.

•

Evaluate chief executive officer performance and review the chief executive officer’s evaluations of the performance of senior managers, in light of goals and objectives recommended by the Compensation Committee and set by the board of directors.

•	Annually review and approve benefits for the chief executive officer and senior management.

•	Set the chief executive officer’s and senior management’s compensation based upon performance.

•	Consider and make recommendations to the board of directors on matters relating to organization and succession of senior management.

•	Consider and approve the report of the Compensation Committee for inclusion in the First Indiana proxy statement.

•	Make recommendations to the board of directors with respect to incentive compensation plans, deferred compensation plans, executive retirement plans, and equity based plans.

•	Oversee incentive, deferred compensation, and equity based plans.

•	Make recommendations to the board of directors with respect to director compensation.

•	Annually review and update this charter for consideration by the board of directors.

•	Annually evaluate performance and function of the Compensation Committee.

•	Report the matters considered and actions taken by the Compensation Committee to the board of directors.

B-1

FIRST INDIANA CORPORATION

GOVERNANCE AND NOMINATING COMMITTEE CHARTER

STATEMENT OF POLICY

The Governance and Nominating Committee shall provide assistance to the board of directors in fulfilling the board of directors’ responsibilities for corporate governance, director nominations and appointments, and such other duties and responsibilities as may be set forth in this Charter or directed by the board of directors.

ORGANIZATION

The members of the Governance and Nominating Committee and the Chairman of the Committee shall be appointed by the board of directors and may be removed by the board of directors. The Committee shall meet on the call of its chairman, but no less frequently than once a year. The Committee has the authority to retain advisors to assist in discharging its duties including the authority to approve such advisors’ fees and retention terms.

QUALIFICATIONS

The Governance and Nominating Committee shall be composed entirely of independent directors, determined by the board of directors under the First Indiana Corporation Corporate Governance Principles.

POWERS, DUTIES AND RESPONSIBILITIES

In discharging its responsibilities for corporate governance and director nominations and appointments, the Committee shall:

A.	Corporate Governance

1.	Recommend to the Board changes to the First Indiana Corporation Corporate Governance Principles, including standards for determining director independence consistent with the requirements of Nasdaq and other legal or regulatory requirements.

2.	Recommend to the Board changes to the First Indiana Corporation Code of Business Conduct and Ethics.

3.	Review and, if appropriate, approve any request by a director, executive officer or senior financial officer to waive a provision of the Corporation’s Code of Business Conduct and Ethics and report any such waiver to the Board at the earliest practicable time.

4.	Approve all related party transactions as required by the rules of Nasdaq and other applicable regulatory authorities.

5.	Review any proposed amendments to the Corporation’s Articles of Incorporation and Bylaws and recommend appropriate action to the Board.

6.	Review shareholder proposals duly and properly submitted to the Corporation and recommend appropriate action to the Board.

7.	Recommend to the Board the establishment of the various committees of the Board.

8.	Oversee the evaluation of the Board to be discussed with the full Board.

9.	Consider and advise the Board on other matters relating to the affairs or governance of the Corporation or the Board.

C-1

B.	Directorship Management

1.	Recommend the appropriate number of directors to the Board.

2.	Actively seek individuals qualified to become members of the Board.

3.	Recommend individuals for appointment as directors by the Board to fill any vacant board positions.

4.	Recommend individuals to be nominated by the Board for election as directors by the shareholders.

5.	Review the qualifications and independence of the members of the Board and its various committees.

6.	Confirm that the Corporation has provided for director orientation and has established a means by which directors can obtain continuing education.

7.	Evaluate individual director performance.

C.	Annual Evaluation

1.	Annually, review and update this charter for consideration by the Board.

2.	Annually evaluate the performance and function of the Governance and Nominating Committee.

C-2

Principal Subsidiary of First Indiana Corporation

VOTE BY TELEPHONE

Shareholder Services Operations Locator 5352 P. O. Box 94509 Cleveland, OH 44101-4509	Have your proxy card available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions to record your vote.
VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: First Indiana Corporation, P.O. Box 535300, Pittsburgh PA 15352.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-888-693-8683	Vote by Internet Access the Website and Cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week!

Your telephone or Internet vote must be received by 6:00 a.m. Eastern Standard Time on April 18, 2007 to be counted in the final tabulation.

IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT SEND YOUR PROXY BY MAIL.

è

Proxy must be signed and dated below.

ê   Please fold and detach card at perforation before mailing.   ê

This proxy is solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on April 18, 2007.

The undersigned hereby appoints Gerald L. Bepko, Anat Bird, William G. Mays, and Phyllis W. Minott, and each of them, attorneys-in-fact and proxies, with full power of substitution, to attend the Annual Meeting of Shareholders to be held on April 18, 2007 at 11:00 a.m. E.D.T., and at any adjournments or postponements of the Annual Meeting, and to vote as specified on the reverse all shares of the Common Stock of First Indiana Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report.

____________________________________________
Signature(s)

____________________________________________
Signature(s)

Date: ___________________________________, 2007

Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representative capacity.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dear Shareholder:

On the reverse side of this card are instructions on how to vote your shares by telephone or over the Internet. Please consider voting by telephone or over the Internet. Your vote is recorded as if you mailed in your proxy card. We believe voting this way may be convenient for most shareholders.

Thank you for your attention to these matters.

First Indiana Corporation

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

We again are pleased to offer our shareholders the option to access future shareholder communications (for example, annual reports and proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in print. Participation is completely voluntary. If you give your consent, we will notify you when material is available over the Internet and provide you with the Internet location where the material is available. Once you give your consent, it will remain in effect until you inform us otherwise. If you have previously given your consent, there is no need to provide your consent again at this time.

To give your consent, follow the prompts when you vote by telephone or over the Internet or check the appropriate box located at the bottom of the attached proxy card when you vote by mail.

Additionally, to enable us to send you shareholder communications via e-mail, please send an e-mail from your preferred e-mail address to investorrelations@firstindiana.com. Please include your full name and postal address and mention in the e-mail that you are requesting e-mail notification. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone company and/or cable company. If you currently are receiving shareholder communications from us by this method, you do not need to request the service again at this time.

ê Please fold and detach card at perforation before mailing. ê

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

1.	ELECTION OF DIRECTORS

Nominees for a term of three years:

(1) Robert H. McKinney	(2) Robert H. Warrington	(3) Michael W. Wells

☐ FOR all nominees listed above	☐ WITHHOLD authority to vote for all nominees listed above

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

___________________________________________________________________________________

2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF IT.

☐ I consent to access future shareholder communications over the Internet as stated above.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)